UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352
Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2012, Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), completed its offering and sale of $250,000,000 in aggregate principal amount of its 3.95% guaranteed notes due 2023 (the “Notes”). The offering and sale of the Notes was made pursuant to the Operating Partnership’s shelf registration statement on Form S-3 (File No. 333-174700) filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2011. The material terms of the Notes are described in a prospectus dated June 3, 2011, as supplemented by a final prospectus supplement dated December 12, 2012.

The Notes were issued under the Indenture, dated as of October 22, 2004 (the “Indenture”), as supplemented by the First Supplemental Indenture dated as of May 25, 2005 (the “First Supplemental Indenture”) and the Third Supplemental Indenture dated as of April 5, 2011 (the “Third Supplemental Indenture”), among the Company, the Operating Partnership and The Bank of New York, as trustee.

The Notes will bear interest at a rate of 3.95% per annum, with interest payable in cash semi-annually in arrears on each of February 15 and August 15, commencing on August 15, 2013. The Notes will mature on February 15, 2023.

The Notes will be unsecured obligations of the Operating Partnership and will rank equally with all of its other unsecured unsubordinated indebtedness from time to time outstanding. The Notes will be effectively subordinated to the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership.

Brandywine Realty Trust (the “Company”), the sole general partner of the Operating Partnership, has fully and unconditionally guaranteed payment of principal and interest on the Notes.

The Operating Partnership may redeem the Notes at any time and from time to time, in whole or in part, prior to November 17, 2022, at a redemption price equal to the greater of: 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis at the applicable treasury rate plus 35 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

If the Notes are redeemed on or after November 17, 2022, the Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

The net proceeds from the sale of the Notes, after the underwriters’ discount and offering expenses, are estimated to be approximately $246.1 million. The Operating Partnership and the Company intend to use the net proceeds from the offering to fund tender offers commenced for $216.8 million outstanding principal amount of the 7.5% Guaranteed Notes due May 15, 2015 and $250.0 million outstanding principal amount of the 6.0% Guaranteed Notes due April 1, 2016. Any net proceeds not used to fund the tender offers will be used for general corporate purposes, which may include the repayment, repurchase or other retirement of other indebtedness. Affiliates of certain of the underwriters in the offering and of the trustee under the Indenture for the Notes are holders of the notes which are the subject of such tender offer or lenders and/or agents under certain of the term loans and credit facility of the Operating Partnership and the Company and may receive a portion of the net proceeds from the offering.

The foregoing is a summary of the material terms and conditions of the Indenture, as supplemented, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture, the First Supplemental Indenture and the Third Supplemental Indenture. The Indenture previously was filed with the Commission on October 22, 2004, as Exhibit 4.1 to the Company’s Current Report on Form 8-K and is incorporated into this Item 1.01 by this reference. The First Supplemental Indenture previously was filed with the Commission on May 26, 2005, as Exhibit 4.1 to the Company’s Current Report on Form 8-K and is incorporated into this Item 1.01 by this reference. The Third Supplemental Indenture previously was filed with the Commission on April 5, 2011, as Exhibit 4.1 to the Company’s Current Report on Form 8-K and is incorporated into this Item 1.01 by this reference. A form of Note is included in Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

4.1	Form of 3.95% Guaranteed Notes due 2023

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

BY:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: December 18, 2012

Exhibit Index

Exhibit	Description

4.1	Form of 3.95% Guaranteed Notes due 2023